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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-81119 of Reliant Energy, Incorporated on Form S-3 of our report dated February 25, 1999 appearing in the Annual Report on Form 10-K of Reliant Energy, Incorporated for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Houston, Texas
July 8, 1999